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[WEINBERG & COMPANY, P.A. LETTERHEAD]



                                  May 3, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    RE: SUNDERLAND ACQUISITION CORPORATION
                            FILE REF. NO. 000-24803
                        ----------------------------------

We were previously the principal accountant for Sunderland Acquisition Corporation and, under the date of June 10, 1998 we reported on the consolidated financial statements of Sunderland Acquisition Corporation as of June 10, 1998. On May 3, 1999, our appointment as principal accountant was terminated. We have read Sunderland Acquisiton Corporation's statements included under Item 4 of its Form 8-K dated April 27, 1999, and we agree with such statements.

                                       Very truly yours,

                                       /s/ WEINBERG & COMPANY, P.A.

                                       WEINBERG & COMPANY, P.A.
                                       Certified Public Accountants